Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan of Adept Technology, Inc. of our report dated September 6, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Adept Technology, Inc., included in its Annual Report on Form 10-K for the year ended June 30, 2014 filed with the Securities and Exchange Commission.

/s/ Armanino LLP
ARMANINO LLP
San Jose, California

November 14, 2014